UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 31, 2018

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)    Retirement of Directors

On January 31, 2018, Mr. Nicholas G. Moore announced his intention to retire from the Board of Directors (the Board) of Gilead Sciences, Inc. (the Company), effective as of the end of his term in May 2018. Mr. Moore’s decision to retire was not the result of any dispute or disagreement with the Company.

(d)    Appointment of a Director

At a meeting held on January 31, 2018, the Board elected Jacqueline K. Barton, Ph.D. to serve on the Board effective January 31, 2018. Dr. Barton will serve on the Scientific Committee of the Board. There is no arrangement or understanding between Dr. Barton and any other persons pursuant to which Dr. Barton was selected as a director, and there are no related party transactions involving Dr. Barton that are reportable under Item 404(a) of Regulation S-K.

As compensation for her service on the Board and Scientific Committee during the remainder of the 2017-2018 director compensation period, Dr. Barton will receive:

(1) A pro-rated equity grant, consisting of options to purchase 2,119 shares of the Company’s common stock and restricted stock units covering an additional 480 shares of Company’s common stock. These grants will be made under the Company’s 2004 Equity Incentive Plan (as amended and restated, the Plan).

(2) A pro-rated cash retainer in the amount of $39,301.37.

A description of the Plan and compensation practices for non-employee directors can be found in our Definitive Proxy Statement filed with the Securities and Exchange Commission (SEC) on March 27, 2017 in connection with the Company’s 2017 Annual Meeting of Stockholders. The Plan is attached as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 12, 2017.

A copy of the Company’s press release announcing Ms. Barton’s election to the Board is attached as Exhibit 99.1 to this report.

(e)    Compensation Arrangements of Certain Officers

2017 Bonuses and 2018 Base Salaries

On January 31, 2018, the Compensation Committee (the Committee) set the base salaries for the 2018 fiscal year for the Company’s executive officers listed below (the Executive Officers). The Committee also determined their bonus awards for the completed 2017 fiscal year based on their individual performance and the Company’s attained level of certain financial and non-financial objectives established for that year. The independent members of the Board ratified the 2017 bonus and 2018 base salary of John F. Milligan, Ph.D., the Company’s President and Chief Executive Officer. The approved 2017 bonuses and 2018 base salaries for the Executive Officers are as follows:

Name and Title	2017 Bonus	2018 Base Salary
John F. Milligan	$3,245,000	$1,591,000
President and Chief Executive Officer
John C. Martin	$1,624,000	*
Executive Chairman
Robin L. Washington	$1,153,000	$1,025,000
Executive Vice President and Chief Financial Officer
Norbert W. Bischofberger	$1,443,000	$1,150,000
Executive Vice President, Research and Development and Chief Scientific Officer
Kevin Young	$1,523,000	**
Chief Operating Officer
Gregg H. Alton	$1,132,000	$1,017,000
Executive Vice President, Corporate and Medical Affairs

*	As announced in December 2017, Dr. Martin will transition from his current role of Executive Chairman to Chairman of the Board effective March 9, 2018.
**	Mr. Young will be separating from the Company in February 2018.

2018 Equity Awards

On January 31, 2018, the Committee granted equity awards with an effective date of February 1, 2018 to the Executive Officers with grant-date fair values as follows:

Name	Stock Option Grant Date Fair Value*	Performance Share Grant Date Fair Value*
John F. Milligan	$5,875,000	$5,875,000
Norbert W. Bischofberger	$1,875,000	$1,875,000
Robin L. Washington	$2,000,000	$2,000,000
Gregg H. Alton	$1,250,000	$1,250,000

*	The number of shares actually granted may differ slightly due to rounding.

The number of shares actually granted will be based on the fair value on the January 31, 2018 effective date. The independent members of the Board ratified the equity grants to Dr. Milligan. The options will be granted under the Plan, and will have an exercise price equal to the closing price of the Company’s common stock on January 31, 2018. The options will have a maximum term of ten years measured from such effective date. The performance share awards will be issued under the Plan and will have both a total shareholder return (TSR) tranche equal to 50% of the grant-date fair value of the award and a revenue tranche equal to the remaining 50% of such grant-date fair value and divided into three separate annual revenue subtranches. The TSR and revenue tranches of each award will be structured in substantially the same manner as the 2017 performance shares awards.

Acceleration of Equity Awards

On January 31, 2018, the Committee approved the accelerated vesting of Mr. Young’s 4,712 time-based restricted stock units and 175,283 options to purchase shares of common stock of the Company. The stock options will remain exercisable under the original terms of the award agreements.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, issued by Gilead Sciences, Inc. on February 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ Brett A. Pletcher
Brett A. Pletcher EVP, General Counsel and Corporate Secretary

Date:    February 5, 2018